Exhibit 2(e)


                     TERMS AND CONDITIONS OF STOCK DIVIDEND

                                REINVESTMENT PLAN



1. You, State Street Bank and Trust Company, will act as Agent for me, and will open an account for me under the Stock Dividend Reinvestment Plan in the same name as my present shares are registered, and put into effect for me the dividend reinvestment option of the Plan as of the first record date for a dividend or capital gains distribution after you receive the Authorization duly executed by me.

2. Whenever High Yield Plus Fund, Inc. (the "Fund") declares a capital gains distribution payable in shares of common stock or cash at the option of the shareholders, I hereby elect to take such distribution entirely in shares of common stock, and you shall automatically receive such shares, including fractions, for my account, except in the circumstances described in Paragraph 4 below. I understand that the number of additional shares to be credited to my account shall be determined by dividing the dollar-amount of the capital gains distribution payable on my shares by the net asset value per share of the Fund's common stock on the valuation date; provided that, for purposes of determining the number of additional shares to be credited to my account, net asset value shall not be less than 95% of the then current market price per share. I also understand that the valuation date will be the record date for such distribution.

3. Whenever the fund declares an income dividend payable in shares of common stock or cash at the option of the shareholders, I hereby elect to take such dividend entirely in shares of common stock, and you shall automatically receive such shares, including fractions, for my account, except in the circumstances described in paragraph 4 below. I understand that the number of additional shares to be credited to my account shall be determined by dividing the dollar amount of the dividend payable on my snares by the net asset value per share of the Fund's common stock on the valuation date; provided that, for purposes of determining the number of additional shares to be credited to my account, net asset value shall not be less than 95% of the then current market price per share. I also understand that the valuation date will be the record date for the dividend.

4. Should the net asset value per share of the fund's common stock exceed the Market Price per share on the valuation date for an optional stock or cash income dividend or capital gains distribution, I elect to take such dividend or distribution entirely in cash. In such event and also in the event that the fund declares an income dividend or capital gains distribution payable only in cash, you shall apply the amount of such dividend or distribution on my shares (less my pro rata share of brokerage commissions incurred with respect to your open-market purchases in connection with the reinvestment of such dividend or distribution) to the purchase on the open market of shares of the fund's common stock for my account. Such purchases will be made on or shortly after the payment date for such dividend or distribution, and in no event more than 30 days after such date except where temporary curtailment or suspension of purchase is necessary to comply with applicable provisions of federal securities law.



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5. For all  purposes  of the Plan:  (a) the market  price of the Fund's  common stock on a particular date shall be the last sales price on the New York Stock Exchange on that date, or, if there is no sale on such exchange on that date, then the mean between the closing bid and asked quotations for such stock on such Exchange on such date and (b) net asset value per share of the Fund's common stock on a particular date shall be as determined by or on behalf of the Fund.

6. Open-market purchases provided for above may be made on any securities exchange where the Fund's common stock is traded, in the over-the-counter market or in negotiated transactions and may be on such terms as to price, delivery and otherwise as you shall determine. My funds held by you uninvested will not bear interest, and it is understood that, in any event, you shall have no liability in connection with any inability to purchase shares within 30 days after the initial date of such purchase as herein provided, or with the timing of any purchases effected. You shall have no responsibility as to the value of the common stock of the Fund acquired for my account. For the purposes of cash investments you may commingle my funds with those of other shareholders of the fund for whom you similarly act as Agent, and the average price (including brokerage commissions) of all shares purchased by you as Agent shall be the price per share allocable to me in connection therewith.

7. You may hold my shares acquired pursuant to my Authorization, together with the shares of other shareholder, of the Fund acquired pursuant to similar authorizations, in non-certificated form in your name or that of your nominee. You will forward .o me any proxy solicitation material and will vote any shares so held for me only in accordance with the proxy returned by me to the Fund. Upon my written request, you will deliver to me, without charge, a certificate or certificates for the full shares.

8. You will confirm to me each acquisition made for my account as soon as practicable but not later than 60 days after the date thereof. Although I may from time to time have an undivided fractional interest (computed to three decimal places) in a share of the Fund, no certificates for a fractional share will be issued. however, dividends and distributions on fractional shares will be credited to my account. In the event of termination of my account under the plan, you will adjust of. any such undivided fractional interest in cash at the market value of the Fund's shares at the time of termination less the pro rata expense of any sale required to make such an adjustment.

9. Any stock dividends or split shares distributed by the Fund on shares held by you for me will be credited to my account. In the event that the fund makes available to its shareholders rights to purchase additional shares or other securities, the shares held for me under the Plan will be added to other shares held by me in calculating the number of rights to be issued to me.

10. Your service fee for handling capital gains distributions or income dividends will be paid by the Fund. I will be charged a $.75 service fee for each voluntary cash investment and pro rata share of brokerage commissions on all open market purchase.

11. I may terminate my account under the plan by notifying you in writing. Such termination will be effective immediately if my notice is received by you not less than ten days prior to any dividend or distribution record date; otherwise such termination will be effective on the first trading day after the payment date for such dividend or distribution with respect to any subsequent dividend


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or  distribution.  The plan may be  terminated by you or the Fund upon notice in writing ,mailed to me at least 90 days Prior to any record date for the Payment of any dividend or distribution by the Fund. Upon any termination you will cause a certificate or certificates for the full shares held for me under the Plan and cash adjustment for any fraction to be delivered to me without charge. If I elect by notice o you in writing in advance of such termination to have you sell part or all of my shares and remit the proceeds to me, you are authorized to deduct a $2.50 fee plus brokerage commissions or this transaction from the proceeds.

12. These terms and conditions may be amended or supplemented by you or the Fund at any time or times but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by mailing to me appropriate written notice prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by me unless, prior to the effective date thereof, you receive written notice of the termination of my account under the Plan. Any such amendment may include an appointment by you in your place and stead of a successor Agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Agent under these terms and conditions. Upon any such appointment of an Agent for the purpose of receiving dividends and distributions, the Fund will be authorized to pay to such successor Agent, for my account, all dividends and distributions payable on common stock of the fund held in my name or under the Plan for retention or application by such successor Agent as provided in these terms and conditions.

13. You shall at all times act in good faith and agree to use your best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement and to comply with applicable law, but assume no responsibility and shall not be liable for loss or damage due to errors unless such errors are caused by your negligence, bad faith, or willful misconduct or that of your employees.

14. These terms and conditions shall be governed by the laws of the Commonwealth of Massachusetts.





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